                            FORM 8-A


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                 INDIANA MICHIGAN POWER COMPANY
     (Exact name of registrant as specified in its charter)


    Indiana                                       35-0410455
(State of incorporation                        (I.R.S. Employer
  or organization)                          Identification Number)


    One Summit Square, Fort Wayne, Indiana             46801
  (Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange
       Title of each class                    on which each class
       to be so registered                    is to be registered
Junior Subordinated Deferrable              New York Stock Exchange
 Interest Debentures, Series B
         due 2038


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]


If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of Class)


Item. 1.     Description of Securities to be Registered.

        The description of securities under the heading "DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES" in the Registrant's Prospectus relating to the Registrant's 7.60% Junior Subordinated Deferrable Interest Debentures, Series B, due 2038, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in said Registration Statement No. 333-49727.


Item 2. Exhibits.

  1.         Annual Report on Form 10-K for the fiscal year ended
             December 31, 1997 and Form 10-K/A dated April 1, 1998 [File No. 1-3570].

  2.         None.

  3.         None.

  4. Registrant's Amended Articles of Acceptance, as amended [Annual Report on Form 10-K for fiscal year ended December 31, 1993, File No. 1-3570, Exhibit 3(a)]; Articles of Amendment to the Amended Articles of Acceptance, dated March 6, 1997 [Annual Report on Form 10-K for fiscal year ended December 31, 1996, File No. 1-3570, Exhibit 3 (b)]; Amended Articles of Acceptance, amended as of March 7, 1997 [Annual Report on Form 10-K for fiscal year ended December 31, 1996, File No. 1-3570, Exhibit 3 (c)]; and By-Laws, amended as of January 1, 1996, [Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No. 1-3570, Exhibit 3(c)].

  5.         Form of the Registrant's Global Security for 7.60%
             Junior Subordinated Deferrable Interest Debentures,
             Series B, due 2038.

  6. Indenture, dated as of March 1, 1996, between the Registrant and The First National Bank of Chicago, as Trustee, as supplemented by a First Supplemental Indenture, dated as of March 1, 1996, and by a Second Supplemental Indenture dated as of April 1, 1998 relating to the 7.60% Junior Subordinated Debentures, Series B, due 2038, is incorporated by reference from the Registrant's Form S-3 Registration Statement filed with the Securities and Exchange Commission on April 9, 1998 [Registration Statement No. 333-49727].


                            SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   INDIANA MICHIGAN POWER COMPANY
Date:  May 5, 1998                      (Registrant)

                                   By:    /s/ A. A. Pena
                                             A. A. Pena
                                             Treasurer

                        INDEX TO EXHIBITS
Exhibit
Number                        Exhibit


    5.       Form of Registrant's Global Security for
             Series B Junior Subordinated Debentures.